Exhibit 10.31
ENDEAVOUR INTERNATIONAL CORPORATION
RESTRICTED STOCK AWARD AGREEMENT
     THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made and entered into by and between Endeavour International Corporation (the “Company”) and J. Michael Kirksey, an employee of the Company (“Grantee”), dated as of September 26, 2007 but effective as of the grant date(s) shown in Appendix A attached hereto.
     WHEREAS, effective J. Michael Kirksey Grantee shall be an employee of the Company and as an inducement for such employment and in connection with Grantee providing services to the Company as an employee, the Compensation Committee of the Board of Directors of the Company, on behalf of the Company, desires to grant to Grantee a number of restricted shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), subject to the terms and conditions of this Agreement, with a view to increasing Grantee’s interest in the Company’s welfare and growth.
     NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
     1. Grant of Common Stock. Subject to the restrictions, forfeiture provisions and other terms and conditions set forth herein (a) the Company hereby grants to Grantee the number of shares of Common Stock (“Restricted Shares”) as set out in Appendix A hereto, and (b) subject to the terms hereof, Grantee shall have and may exercise rights and privileges of ownership of such Restricted Shares, including, without limitation, the voting rights of such shares and the right to receive dividends declared in respect thereof. This Agreement and the grant of Restricted Shares are subject to administration by and the rules and procedures established by the Board of Directors of the Company (the “Board”) or a committee appointed by the Board to administer this Agreement (the “Committee”) and the Board or the Committee, if so appointed, shall have the authority to construe and interpret the terms of this Agreement and to provide omitted terms to carry out this Agreement. Except with respect to Section 3(v), any authority provided to the Company, the Board or Committee herein shall also be provided to the Committee, if one is appointed by the Board. The Committee shall have the authority to take all actions that it deems advisable for the administration of this Agreement.
     2. Transfer Restrictions; Vesting.
     (a) Generally. Grantee shall not sell, assign, transfer, exchange, pledge, encumber, gift, devise, hypothecate or otherwise dispose of (collectively, “Transfer”) any Restricted Shares prior to their vesting in accordance with the Vesting Schedule set out in Appendix A. Further, even after such Restricted Shares become vested, such vested Restricted Shares may not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities or other applicable law or Company policies as determined by Company on advice of counsel chosen by the Company in its sole discretion. Restricted

Shares shall vest as of each of the Vesting Dates set out in Appendix A provided that Grantee remains an employee through the Vesting Date, except as may otherwise be provided herein.
     (b) Dividends, etc. If the Company (i) declares a dividend or makes a distribution on Common Stock in shares of Common Stock or (ii) subdivides or reclassifies outstanding shares of Common Stock into a greater number of shares of Common Stock or (iii) combines or reclassifies outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the number of shares of Grantee’s Common Stock subject to the transfer restrictions in this Agreement shall be proportionally increased or reduced as to prevent enlargement or dilution of Grantee’s rights and duties hereunder. The determination of the Company’s Board of Directors regarding such adjustment should be final and binding.
     3. Vesting on Change in Control. Notwithstanding the provisions in Section 2, on the date immediately preceding the date of a Change in Control of the Company (as defined below), the Restricted Shares shall be 100% vested. For purposes of this Agreement, a “Change in Control” shall mean the occurrence of any of the following events:
          (i) the Company (A) shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company) or (B) is to be dissolved and liquidated, and as a result of or in connection with such transaction, the persons who were directors of the Company before such transaction shall cease to constitute a majority of the Board, or
          (ii) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of 30% or more of the outstanding shares of the Company’s voting stock (based upon voting power), and as a result of or in connection with such transaction, the persons who were directors of the Company before such transaction shall cease to constitute a majority of the Board, or
          (iii) the Company sells all or substantially all of the assets of the Company to any other person or entity (other than a wholly-owned subsidiary of the Company) in a transaction that requires shareholder approval pursuant to applicable corporate law; or
          (iv) During a period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board, and any new director(s) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office, who either were directors at the beginning of the two (2) year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or
          (v) any other event that a majority of the Board, in its sole discretion, shall determine constitutes a Change in Control hereunder.
     4. Forfeiture.
     (a) Termination of Employment. If Grantee’s employment with the Company is terminated by the Company or Grantee for any reason, then Grantee shall immediately forfeit all

Restricted Shares which are unvested unless the Board of Directors, in its sole discretion, determines that any or all of such unvested Restricted Shares shall not be so forfeited.
     (b) Forfeited Shares. Any Restricted Shares forfeited under this Section 4 shall automatically revert to the Company and become canceled. Any certificate(s) representing Restricted Shares which include forfeited shares shall only represent that number of Restricted Shares which have not been forfeited hereunder. Upon the Company’s request, Grantee agrees for himself and any other holder(s) to tender to the Company any certificate(s) representing Restricted Shares which include forfeited shares for a new certificate representing the unforfeited number of Restricted Shares.
     5. Issuance of Certificate.
     (a) The Company shall cause to be issued a stock certificate, registered in the name of the Grantee, evidencing the Restricted Shares upon receipt of a stock power duly endorsed in blank with respect to such shares. In addition to any other legends that may be required by applicable law or otherwise, each such stock certificate shall bear the legends substantially as follows:
THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND THEY CANNOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE LAWS OR UPON DELIVERY TO THIS CORPORATION OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND ENDEAVOUR INTERNATIONAL CORPORATION. COPIES OF THE RESTRICTED STOCK AGREEMENT ARE ON FILE IN THE OFFICE OF THE SECRETARY OF ENDEAVOUR INTERNATIONAL CORPORATION, LOCATED AT 1000 MAIN STREET, SUITE 3300, HOUSTON, TEXAS 77002.
The latter legend shall not be removed from the certificate evidencing Restricted Shares until such time as the restrictions thereon have lapsed.

     (b) The certificate issued pursuant to this Section 5, together with the stock powers relating to the Restricted Shares evidenced by such certificate, shall be held by the Company. The Company may issue to the Grantee a receipt evidencing the certificates held by it which are registered in the name of the Grantee.
     6. Tax Requirements.
     (a) Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this grant.
     (b) Share Withholding. With respect to tax withholding required upon any taxable event arising as a result of this grant, Participant may elect, subject to the approval of the Board or Committee in its sole discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of common stock having a fair market value on the date the tax is to be determined equal to the statutory total tax which could be imposed on the transaction. All such elections shall be made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate. Any fraction of a share of common stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash by the Participant.
     7. Miscellaneous.
     (a) Certain Transfers Void. Any purported transfer of Restricted Shares in breach of any provision of this Agreement shall be void and ineffectual, and shall not operate to transfer any interest or title in the purported transferee.
     (b) No Fractional Shares. All provisions of this Agreement concern whole shares of Common Stock. If the application of any provision hereunder would yield a fractional share, the value of such fractional share shall be paid to the Grantee in cash.
     (c) Not an Employment Agreement. This Agreement is not an employment agreement, and this Agreement shall not be, and no provision of this Agreement shall be construed or interpreted to create any employment relationship or right to continued employment with the Company, Company affiliates, parent, subsidiary or their affiliates.
     (d) Investment Representation. Grantee represents and warrants to the Company as follows:
          (i) Grantee is acquiring the Restricted Shares granted pursuant to the terms hereof, for his own account, for investment, and not with a view to (or for sale in connection with) any distribution thereof, other than pursuant to any effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), registering the of resale of the Restricted Shares. Grantee has no present intention of selling, granting any participation in or otherwise distributing the Restricted Shares. Grantee (a) has such knowledge and experience in financial and business matters and with respect to investments in securities as to be capable of evaluating the merits and risks of the investments contemplated by this Agreement, (b) can bear the economic risk of the investments contemplated by this Agreement (including a complete loss of its investment) for an indefinite period of time.
          (ii) Grantee is a bona fide resident of the State of Texas and he has no present intention of becoming a resident of any other state or jurisdiction.
          (iii) Grantee understands that the Registered Shares have not been registered under the Securities Act, have not been registered under the securities laws of any state or jurisdiction and may be required to be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or applicable blue sky laws or unless an exemption from such registration is available.
          (iv) Grantee believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Restricted Shares. Grantee further represents that it has had an opportunity to ask questions and receive answers from the Company regarding his investment in the Company.
     (e) Dispute Resolution.
          (i) Arbitration. All disputes and controversies of every kind and nature between any parties hereto arising out of or in connection with this Agreement or the transactions described herein as to the construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation or breach, shall be submitted to arbitration pursuant to the following procedures:
               (1) After a dispute or controversy arises, any party may, in a written notice delivered to the other parties to the dispute, demand such arbitration. Such notice shall designate the name of the arbitrator (who shall be an impartial person) appointed by such party demanding arbitration, together with a statement of the matter in controversy.
               (2) Within 30 days after receipt of such demand, the other parties shall, in a written notice delivered to the first party, name such parties’ arbitrator (who shall be an impartial person). If such parties fail to name an arbitrator, then the second arbitrator shall be named by the American Arbitration Association (the “AAA”). The two arbitrators so selected shall name a third arbitrator (who shall be an impartial person) within 30 days, or in lieu of such agreement on a third arbitrator by the two arbitrators so appointed, the third arbitrator shall be appointed by the AAA. If any arbitrator appointed hereunder shall die, resign, refuse or become unable to act before an arbitration decision is rendered, then the vacancy shall be filled by the method set forth in this Section for the original appointment of such arbitrator.
               (3) Each party shall bear its own arbitration costs and expenses. The arbitration hearing shall be held in Houston, Texas at a location designated by a majority of the arbitrators. The Commercial Arbitration Rules of the American Arbitration Association shall be incorporated by reference at such hearing and the substantive laws of the State of Texas (excluding conflict of laws provisions) shall apply.

               (4) The arbitration hearing shall be concluded within ten (10) days unless otherwise ordered by the arbitrators and the written award thereon shall be made within fifteen (15) days after the close of submission of evidence. An award rendered by a majority of the arbitrators appointed pursuant to this Agreement shall be final and binding on all parties to the proceeding, shall resolve the question of costs of the arbitrators and all related matters, and judgment on such award may be entered and enforced by either party in any court of competent jurisdiction.
               (5) Except as set forth in Section 7(e)(ii), the parties stipulate that the provisions of this Section shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement or the transactions described herein. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement.
No party to an arbitration may disclose the existence or results of any arbitration hereunder without the prior written consent of the other parties; nor will any party to an arbitration disclose to any third party any confidential information disclosed by any other party to an arbitration in the course of an arbitration hereunder without the prior written consent of such other party.
          (ii) Emergency Relief. Notwithstanding anything in this Section 7(e) to the contrary, any party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy or to enforce a party’s rights under Section 7(e).
     (f) Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal in-hand delivery, by telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the address indicated beneath its signature on the execution page of this Agreement, and to Grantee at his address indicated on the Company’s stock records, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner herein set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means), and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.
     (g) Amendment and Waiver. This Agreement may be amended, modified or superseded only by written instrument executed by the Company and Grantee. Any waiver of the terms or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance. Any amendment or waiver agreed to by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than Grantee. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same. No waiver by any party of any term or condition in this Agreement, or breach thereof, in one or more instances shall be deemed a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.
     (h) Independent Legal and Tax Advice. The Grantee has been advised and Grantee hereby acknowledges that he or she has been advised to obtain independent legal and tax advice regarding this grant of Restricted Shares and the disposition of such shares, including, without limitation, the election available under Section 83(b) of the Internal Revenue Code of 1986, as amended.
     (i) Governing Law and Severability. This Agreement shall be governed by the internal laws, and not the laws of conflict, of the State of Texas. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement which shall remain in full force and effect.
     (j) Successors and Assigns. Subject to the limitations which this Agreement imposes upon transferability of Restricted Shares, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and Grantee, and, upon his death, on his estate and beneficiaries thereof (whether by will or the laws of descent and distribution).
     (k) Community Property. Each spouse individually is bound by, and such spouse’s interest, if any, in any shares is subject to, the terms of this Agreement. Nothing in this Agreement shall create a community property interest where none otherwise exists.
     (l) Entire Agreement. This Agreement supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement and that any agreement, statement or promise that is not contained in this Agreement shall not be valid or binding or of any force or effect.
[Signature page follows]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.

COMPANY:

ENDEAVOUR INTERNATIONAL CORPORATION

By: /s/ J. Michael Kirksey
Name:

Title:

Address:	Endeavour International Corporation 1000 Main Street, Suite 3300 Houston, Texas 77002 Telecopy No.: (713) 307-8793 Attention: Secretary

GRANTEE:
/s/ J. Michael Kirksey

APPENDIX A TO
RESTRICTED STOCK AGREEMENT

Grantee’s Name:	J. Michael Kirksey

Number of
Grant Date:	Restricted Shares Granted
09/26/2007	400,000

Vesting Schedule:

Date	Number of Shares Vested
09/26/2008	133,333
09/26/2009	133,333
09/26/2010	133,334
Note: All vesting is subject to the terms and conditions of the Agreement.